Exhibit 23.2

Consent of Independent Auditors

The Board of Directors

IMTT Holdings Inc. and Subsidiaries:

We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

New Orleans, Louisiana

April 8, 2013